Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13G and to all amendments to such statement and that such statement and all amendments to such statement are made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this agreement on November 15, 2024

Liberty Mutual Holding Company Inc.

By:	/s/ Vlad Barbalat
Name:	Vlad Barbalat
Title:	Executive Vice President

Liberty Mutual Insurance Company

By:	/s/ Vlad Barbalat
Name:	Vlad Barbalat
Title:	Executive Vice President

Peerless Insurance Company

By:	/s/ Vlad Barbalat
Name:	Vlad Barbalat
Title:	Executive Vice President

Safeco Insurance Company of America

By:	/s/ Vlad Barbalat
Name:	Vlad Barbalat
Title:	Executive Vice President

The Ohio Casualty Insurance Company

By:	/s/ Vlad Barbalat
Name:	Vlad Barbalat
Title:	Executive Vice President